Wynn Macau, Limited
永利澳門有限公司*

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 1128 and Debt Stock Codes: 5279, 5280, 40102, 40259, 40357)

INSIDE INFORMATION PROPOSED ISSUANCE OF ADDITIONAL SENIOR NOTES AND BUSINESS UPDATE

This announcement is issued pursuant to Rules 13.09 and 37.47B of the Listing Rules and under Part XIVA of the SFO.

THE PROPOSED NOTES ISSUE

The Company is pleased to announce that it proposes to conduct an offering of the Additional Notes to Professional Investors.

Completion of the proposed offering of the Additional Notes is subject to market conditions and investor interest. Deutsche Bank AG, Singapore Branch has been appointed as the Sole Global Coordinator and Left Lead Bookrunner, Goldman Sachs & Co. LLC, Banco Nacional Ultramarino, S.A., Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, BNP Paribas, BOCI Asia Limited, BofA Securities, Inc., DBS Bank Ltd., Industrial and Commercial Bank of China (Macau) Limited, J.P. Morgan Securities plc, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and United Overseas Bank Limited, Hong Kong Branch (incorporated in Singapore with limited liability) have been appointed as Joint Bookrunners. Pricing of the Additional Notes will be determined through a book building exercise to be conducted by the Sole Global Coordinator and the Joint Bookrunners. The Additional Notes, if issued, will be repayable at maturity, unless earlier redeemed or repurchased pursuant to their terms.

* *For identification purposes only.*

The aggregate principal amount, terms and conditions of the Additional Notes have not been determined as at the date of this announcement. Upon finalization of the terms of the Additional Notes, it is expected that the Initial Purchasers and the Company will enter into the Purchase Agreement. The Company will make a further announcement in respect of the proposed offering of the Additional Notes if a binding agreement is signed.

The Additional Notes have not been and will not be registered under the Securities Act or the securities law of any other jurisdiction, and may be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, non-U.S. persons (as defined in Regulation S under the Securities Act) outside the United States in reliance on Regulation S under the Securities Act and Professional Investors as defined in Part 1 of Schedule 1 to the SFO (including those prescribed by rules made under Section 397 of the SFO), and in accordance with any other applicable laws. None of the Additional Notes will be offered or sold to the public in Hong Kong and none of the Additional Notes will be placed to any Connected Person of the Company.

REASONS FOR THE PROPOSED ISSUE AND PROPOSED USE OF PROCEEDS

If the Additional Notes are issued, the Company intends to use the net proceeds from the proposed offering to facilitate the repayment of a portion of the amounts outstanding under the Wynn Macau Credit Facilities.

The Board believes that there would be significant benefit to the Company in effecting the proposed issuance and using the net proceeds for the intended purpose as it would extend the maturity profile of the Group's indebtedness and reduce the Group's secured indebtedness.

LISTING

The Company is in the process of applying to the Stock Exchange for the listing of, and permission to deal in the Additional Notes by way of debt issue to Professional Investors only, and has received an eligibility letter from the Stock Exchange for the listing of the Additional Notes. Admission of the Additional Notes to the Stock Exchange and quotation of the Additional Notes on the Stock Exchange are not to be taken as an indication of the merits of the Company or the Additional Notes.

BUSINESS UPDATE

The Company will provide certain information to potential Professional Investors of the Additional Notes as part of the book building exercise. To ensure that all of the Company's shareholders and potential investors have equal and timely access to key information pertaining to the Group, set forth below are extracts of such information to be disclosed by the Company to potential Professional Investors of the Additional Notes:

Recent Developments

Recent Developments Related to COVID-19

In January 2020, an outbreak of COVID-19 was identified and has since spread around the world. As a result, our casino operations in Macau were closed for a 15-day period in February 2020 and resumed on a reduced basis on 20 February 2020. On 20 March 2020 our casino operations were fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results remain in effect at the present time.

Visitation to Macau and gross gaming revenues in Macau have significantly decreased since the outbreak of COVID-19. Total visitation from mainland China to Macau decreased by 85.9% in the nine months ended 30 September 2020, compared to the same period in 2019 according to Macau's Statistics and Census Service. According to the DICJ, gross gaming revenues in Macau declined by 82.5% in the nine months ended 30 September 2020 and by 72.5% in October 2020, compared to the same periods in 2019.

The decrease in gross gaming revenue in Macau is closely correlated to the decrease in visitation to Macau, driven by the strong deterrent effect of the COVID-19 Pandemic on travel and social activities, the suspension or reduced availability of the Individual Visit Scheme (the "**IVS**"), group tour scheme and other travel visas for visitors, quarantine measures in Macau and elsewhere, travel and entry restrictions and conditions in Macau, the PRC, Hong Kong and Taiwan involving COVID-19 testing, among other things, and the suspension or reduced accessibility of transportation to and from Macau. At present, bans on entry or enhanced quarantine requirements remain in place for people attempting to enter Macau, depending on various conditions such as the usual visa requirements, their COVID-19 test results, purpose of visit, recent travel history and/or other conditions as applicable. Quarantine requirements for those traveling between Hong Kong and Macau have been announced to remain effective until at least 31 March 2021.

While many aspects of these travel restrictions and conditions continue to adversely impact visitations to Macau, beginning in June 2020 certain restrictions and conditions have eased to allow for visitation to Macau as certain regions recover from the COVID-19 Pandemic. Quarantine-free travel, subject to COVID-19 safeguards such as testing and the usual visa requirements, was reintroduced between Macau and an increasing number of areas and cities within the PRC in progressive phases from June to August 2020, commencing with an area in Guangdong Province, which is adjacent to Macau, and expanding to additional areas and major cities within Guangdong Province, followed by most other areas of the PRC. On 23 September 2020, mainland China authorities fully resumed the IVS exit visa program, which permits individual PRC citizens from nearly 50 PRC cities to travel to Macau for tourism purposes.

Notwithstanding these developments, certain border control, travel-related restrictions and conditions, including quarantine and medical observation measures, stringent health declarations, COVID-19 testing and other procedures remain in place, and all visitors need to test negative for COVID-19 before entering Macau.

Given the evolving conditions created by and in response to the COVID-19 Pandemic, we are currently unable to determine when travel-related restrictions and conditions will be further lifted. Measures that have been lifted or are expected to be lifted may be reintroduced if there are adverse developments in the COVID-19 situation in Macau and other regions with access to Macau.

Preliminary Fourth Quarter Information

In Macau, visitation restrictions have begun to gradually ease since June 2020. On 23 September 2020, PRC authorities fully resumed the IVS exit visa program, which, prior to its suspension by the PRC government due to COVID-19 travel restrictions, permitted PRC citizens from nearly 50 PRC cities to travel to Macau for tourism purposes. Although Macau's gross gaming revenues decreased by 71.6% from US$6,178.4 million in October and November 2019 to US$1,756.1 million in October and November 2020, and total visitation from the PRC decreased by 77.0% from approximately 2.3 million in October 2019 to approximately 539,000 in October 2020, Macau's gross gaming revenue in October and November 2020 increased by 187.0% from US$612.0 million in the third quarter of 2020, and the total visitation to Macau from the PRC in October increased by 30.8% from approximately 412,000 in September 2020.

As of 30 November 2020, WML and subsidiaries had unrestricted cash and cash equivalents of US$2.1 billion. In November 2020, we repaid US$25.1 million on the Wynn Macau Revolver, and as a result, we had approximately US$25.1 million in available borrowing capacity as of 30 November 2020. Based on preliminary financial information through 30 November 2020, we currently expect the total operating revenues of Wynn Resorts' Macau Operations to be in the range of US$258.0 million to US$262.0 million for the two months ended 30 November 2020, compared to US$775.2 million for the two months ended 30 November 2019. We expect Adjusted Property EBITDA of Wynn Resorts' Macau Operations to be in the range of US$13.0 million to US$15.0 million for the two months ended 30 November 2020, compared to US$244.8 million for the two months ended 30 November 2019. During the two months ended 30 November 2020, the daily operating costs of Wynn Resorts' Macau Operations, excluding gaming taxes, were US$2.3 million, compared to US$3.0 million during the fourth quarter of 2019. During the third quarter 2020, the daily operating costs of Wynn Resorts' Macau Operations were US$2.0 million, excluding gaming taxes and a one-time expense reversal.

For the two months ended 30 November 2020, subsequent to the reopening of the IVS exit visa program to all residents of mainland China, the daily average gross gaming revenues of Wynn Resorts' Macau Operations were approximately 31% of its gross gaming revenues in the fourth quarter of 2019, with daily average table drop of approximately 47% of its table drop in the fourth quarter of 2019. For the two months ended 30 November 2020, hotel occupancy was 54.3% at Wynn Palace and 60.6% at Wynn Macau, compared to 96.9% and 99.3% in the same period of 2019, respectively.

The expected results discussed above are based on preliminary financial information from 1 October 2020 through 30 November 2020. Actual results could differ materially from the above expectations. Financial information for December 2020 is not currently available.

Prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not yet provided or available. This preliminary information is subject to the completion of the fourth quarter of 2020 and the preparation of the consolidated financial statements as of and for the year ending 31 December 2020, including the review of those financial statements by the Company's internal accounting professionals and our audit committee as well as the audit by the Company's independent registered public accounting firm.

GENERAL

As no binding agreement in relation to the proposed offering of the Additional Notes has been entered into as at the date of this announcement, the proposed offering of the Additional Notes may or may not materialize. Investors and shareholders of the Company are urged to exercise caution when dealing in the securities of the Company.

DEFINITIONS

In this announcement, unless otherwise indicated in the context, the following expressions have the meanings set out below:

"Additional Notes"	:	a series of new USD-denominated senior notes to be issued by the Company (to be consolidated and form a single series with the US$600,000,000 5.625% senior notes due 2028 issued on 26 August 2020)
"Adjusted Property EBITDA"	:	net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses
"Board"	:	the Board of Directors of the Company

"Company" or "WML"	:	Wynn Macau, Limited, a company incorporated in the Cayman Islands on 4 September 2009 as an exempted company with limited liability
"Connected Person"	:	has the meaning ascribed to it under the Listing Rules
"COVID-19 Pandemic"	:	an outbreak of a respiratory illness caused by a new strain of coronavirus (the "**COVID-19**") that was identified in January 2020. The disease has since spread rapidly across the world, causing the World Health Organization to declare the outbreak a pandemic on 12 March 2020
"DICJ"	:	The Gaming Inspection and Coordination Bureau of Macau
"Group", "we" or "our"	:	the Company and its subsidiaries, or any of them, and the businesses carried on by such subsidiaries
"Hong Kong"	:	the Hong Kong Special Administrative Region of the People's Republic of China
"Initial Purchasers"	:	Deutsche Bank AG, Singapore Branch, Goldman Sachs & Co. LLC, Banco Nacional Ultramarino, S.A., Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, BNP Paribas, BOCI Asia Limited, BofA Securities, Inc., DBS Bank Ltd., Industrial and Commercial Bank of China (Macau) Limited, J.P. Morgan Securities plc, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and United Overseas Bank Limited, Hong Kong Branch (incorporated in Singapore with limited liability)
"Listing Rules"	:	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended from time to time
"Macau Operations"	:	the integrated Wynn Palace and Wynn Macau and Encore at Wynn Macau
"PRC"	:	People's Republic of China, excluding Hong Kong, Macau and Taiwan
"Professional Investors"	:	(1) qualified institutional buyers within the meaning of Rule 144A under the Securities Act, (2) non-U.S. persons outside the United States as defined under Regulation S under the Securities Act, (3) for persons in Hong Kong, professional investors as defined in Chapter 37 of the Listing Rules and/or (4) for persons outside Hong Kong, a person to whom securities may be sold in accordance with a relevant exemption from public offer regulations in that jurisdiction
"Purchase Agreement"	:	the agreement proposed to be entered into between the Initial Purchasers and the Company in relation to the issuance of the Additional Notes

"Securities Act"	:	the United States Securities Act of 1933, as amended
"SFO"	:	the Securities and Futures Ordinance (Chapters 571 of the Laws of Hong Kong)
"Sole Global Coordinator and Left Lead Bookrunner"	:	Deutsche Bank AG, Singapore Branch
"Stock Exchange"	:	The Stock Exchange of Hong Kong Limited
"United States"	:	the United States of America
"US$" or "USD"	:	United States dollars, the lawful currency of the United States
"Wynn Macau"	:	a casino hotel resort located in Macau, owned and operated directly by WRM, which opened on 6 September 2006, and unless otherwise stated includes Encore at Wynn Macau
"Wynn Macau Credit Facilities"	:	together, (i) the HK$17.88 billion (equivalent) fully-funded senior term loan facility and (ii) the HK$5.82 billion (equivalent) senior revolving credit facilities ("**Wynn Macau Revolver**") extended to Wynn Resorts (Macau) S.A. on 30 September 2015 as subsequently amended from time to time and refinanced on 21 December 2018
"Wynn Palace"	:	an integrated resort and casino in the Cotai area of Macau, which is operated by WRM and opened on 22 August 2016
"Wynn Resorts"	:	Wynn Resorts, Limited, a company formed under the laws of the State of Nevada, United States and our controlling shareholder
"Wynn Resorts (Macau) S.A." or "WRM"	:	a company incorporated under the laws of Macau and a wholly-owned subsidiary of the Company

By Order of the Board
Wynn Macau, Limited
Dr. Allan Zeman
Chairman

Hong Kong, 14 December 2020

As at the date of this announcement, the Board comprises Matthew O. Maddox and Ian Michael Coughlan (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Craig S. Billings (as Non-Executive Director); Allan Zeman (as Independent Non-Executive Director and Chairman); and Jeffrey Kin-fung Lam, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors).